UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 20, 2009

DISABILITY ACCESS CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	20-5702367
(State or other jurisdiction of incorporation or organization	(I.R.S. Employer Identification No.)

3355 Spring Mountain Road, Suite 66 Las Vegas, NV	89102
(Address of Principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code.	(702) 327-7266

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On July 20, 2009, the Registrant’s wholly owned subsidiary Disability Access Consultants, Inc. executed a $245,000 contract with Tuolumne Joint Powers Authority to provide inspection services. Additionally, DAC has renewed its contract (not to exceed $120,000) with the Office of the Independent Monitor for Los Angeles Unified School District to provide monitoring services. DAC has also received commitments to inspect over 120 quick service restaurants as a part of its multi-year contract with one of its long-standing clients (estimated revenue for these quick service restaurant inspections will likely exceed $170,000).

On August 11, 2009, the Registrant’s wholly owned subsidiary Disability Access Consultants, Inc. executed a $380,000 contract with the Sacramento City Unified School District.

Section 8 - Other Events

Item 8.01 Other Events

On July 21, 2009, the Registrant’s parent company PTS, Inc. issued a press release announcing the execution of the additional $530,000 in new contract and inspection orders for Disability Access Corporation.  A copy of the press release is attached hereto as Exhibit 99.1.

On August 12, 2009, the Registrant issued a press release announcing the execution of the additional $530,000 in new contract and inspection orders.  A copy of the press release is attached hereto as Exhibit 99.2.

Section 9 – Financial Statements and Exhibits

Item 9.01 EXHIBITS

Exhibit Number	Description
99.1	Press release dated July 21, 2009. PTS, Inc. Subsidiary Disability Access Corporation Announces $535,000 in New Contracts and Inspection Orders for July 2009
99.2	Press release dated August 12, 2009. Disability Access Corporation Announces Additional $530,000 In New Contract and Inspection Orders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Disability Access Corporation

By: /s/ Peter Chin

Date: August 19, 2009

Peter Chin, Chief Executive Officer